                                                                  EXHIBIT 10.6.1


                                   EXHIBIT 1
                                   ---------

                              EMPLOYMENT AGREEMENT

    This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this 31st day of July, 1997 by and between Check into Cash, Inc., a Delaware corporation (hereinafter, the "Company"), and Steve Scoggins (hereinafter, "Executive").

                                   BACKGROUND
                                   ----------

    The Company desires to engage Executive in Executive capacities set forth herein, in accordance with the terms and conditions of this Agreement. Executive is willing to serve as such in accordance with the terms and conditions of this Agreement.

    NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1.   Effective Date.  This Agreement is effective as of July 1, 1997 (the
         --------------
"Effective Date").

    2.   Employment.  Executive is hereby employed on the Effective Date as the
         ----------
President of the Company. Executive's responsibilities under this Agreement shall be in accordance with the policies and objectives established by the Chief Executive Officer and the Board of Directors of the Company and shall be consistent with the responsibilities of similarly situated executives of comparable companies in similar lines of business. In his capacity as President of the Company, Executive will report directly to the Chief Executive Officer of the Company.

    3.   Employment Period.  Unless earlier terminated herein in accordance with
         -----------------
Section 7 hereof, Executive's employment shall be for a three-year term (the "Employment Period"), beginning on the Effective Date. The Employment Period shall, without further action by Executive or the Company, be extended for an additional one-year period on each anniversary of the Effective Date; provided, however, that either party may, by notice to the other given at any time prior to such next anniversary of the Effective Date, cause the Employment Period to cease to extend automatically. Upon such notice, the Employment Period shall terminate upon the expiration of the then-current term, including any prior extensions.

    4.   Extent of Service.  During the Employment Period, and excluding any
         -----------------
periods of vacation and sick leave to which Executive is entitled, Executive agrees to devote his business time, attention, skill and efforts exclusively to the faithful performance of his duties hereunder; provided, however, that it shall not be a violation of
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this Agreement for Executive to (i) devote reasonable periods of time to charitable and community activities, and/or (ii) manage personal business interests and investments, so long as such activities do not interfere with the performance of Executive's responsibilities under this Agreement.

    5.   Compensation and Benefits.
         -------------------------

         (a) Base Salary.  During the Employment Period, the Company will pay to
             -----------
Executive a base salary in the amount of $100,000 for the remainder of 1997, rising to $150,000 per year on January 1, 1998 ("Base Salary"), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Company's payroll practices from time to time. The Board of Directors of the Company shall review Executive's Base Salary annually and in its sole discretion, subject to approval of the Board of Directors of the Company, may increase Executive's Base Salary from year to year. The annual review of Executive's salary by the Board will consider, among other things, Executive's own performance and the Company's performance.

         (b) Bonus.  On or before December 20, 1997, the Company will pay to
             -----
Executive a cash bonus in the amount of $50,000. Future bonuses will be made on a discretionary basis in accordance with the Company's incentive plans referred to in subsection (c) below.

         (c) Incentive, Savings and Retirement Plans.  During the Employment
             ---------------------------------------
Period, Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to similarly situated officers of the Company and its affiliated companies, and on the same relative basis as such other similarly situated officers.

         (d) Welfare Benefit Plans.  During the Employment Period, Executive and
             ---------------------
Executive's family shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to similarly situated officers of the Company and its affiliated companies.

         (e) Expenses.  During the Employment Period, Executive shall be
             --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in accordance with the policies, practices and procedures of the Company and its affiliated companies to the extent applicable generally to other similarly situated officers of the Company and its affiliated companies.

         (f) Fringe Benefits.  During the Employment Period, Executive shall be
             ---------------
entitled to fringe benefits in accordance with the plans, practices, programs and

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policies of the Company and its affiliated companies in effect for similarly situated officers of the Company and its affiliated companies.

         (g) Automobile.  Without limiting the foregoing, during the Employment
             ----------
Period, the Company shall pay Executive an automobile allowance of not less than $475 per month.

         (h) Club Dues.  Without limiting the foregoing, during the Employment
             ---------
Period, the Company shall pay Executive's membership dues at the Cleveland Golf and Country Club.

         (i) Boat.  On or about the Effective Date, the Company shall confer to
             ----
Executive title to a Yamaha Exciter 220 HP personal ski boat.

    6.   Stock Awards.
         ------------

         (a)  Lapse of Restrictions on Existing Restricted Stock Award.
              --------------------------------------------------------
Effective as of the Effective Date, all restrictions applicable to the grant to Executive of 12,000 shares of the $0.01 par value common stock of the Company ("Common Stock") pursuant to that certain Restricted Stock Agreement, dated as of January 10, 1997, by and between Executive and the Company, shall lapse and be of no further force or effect.

         (b)  Grant of Unrestricted Shares.  The Company hereby grants to
              ----------------------------
Executive, as of the Effective Date and pursuant to the Company's 1997 Long-Term Incentive Plan, 24,000 additional shares of Common Stock, which shares are not subject to any restrictions on vesting.

         (c)  Loan to Pay Taxes.  The Company shall lend to Executive, interest
              -----------------
free, an amount in cash sufficient to pay all federal and state and local income and other taxes incurred by Executive in connection with the lapse of vesting restrictions and grant of additional shares of Common Stock pursuant to this
Section 6. Such loan shall be evidenced by a loan agreement and promissory note to be mutually agreed by Executive and the Company and shall be repayable in full on the earlier to occur of (i) the fifth anniversary of the Effective Date,
(ii) the date of Executive's termination of employment if such termination is by the Company for Cause or by Executive without Good Reason (as such capitalized terms are defined in Sections 7(b) and 7(c) hereof), or (iii) 240 days after the Common Stock first becomes listed for trading on a national securities exchange, the Nasdaq National Market or in the over-the-counter market.

    7.   Termination of Employment.
         -------------------------

         (a) Death, Retirement or Disability.  Executive's employment shall
             -------------------------------
terminate automatically upon Executive's death or Retirement during the Employment Period. If the Company determines in good faith that the Disability of Executive has

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occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to Executive written notice in accordance with
Section 14(f) of this Agreement of its intention to terminate Executive's employment. In such event, Executive's employment with the Company shall terminate effective on the 30th day after receipt of such written notice by Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" shall mean a mental or physical disability as determined by the Board of Directors of the Company in accordance with standards and procedures similar to those under the Company's employee long-term disability plan, if any. At any time that the Company does not maintain such a long-term disability plan, Disability shall mean the inability of Executive, as determined by the Board, to substantially perform the essential functions of his regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months. For purposes of this Agreement, "Retirement" shall mean voluntary termination of employment after age 65.

         (b) Termination for Cause.  The Company may terminate Executive's
             ---------------------
employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

          (i) the willful and continued failure of Executive to perform substantially Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Executive by the Board of Directors of the Company which specifically identifies the manner in which such Board believes that Executive has not substantially performed Executive's duties, or

          (ii) the willful engaging by Executive in illegal conduct or gross misconduct the consequence of which is materially and demonstrably injurious to the Company.

    For purposes of this provision, no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. The cessation of employment of Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors of the Company (excluding Executive, if then a director) at a meeting of such Board called and held for such purpose (after reasonable notice is provided to Executive and

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Executive is given an opportunity, together with counsel, to be heard before such Board), finding that, in the good faith opinion of such Board, Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

         (c) Good Reason.  Executive's employment may be terminated by Executive
             -----------
for Good Reason.  For purposes of this Agreement, "Good Reason" shall mean:

          (i) without the written consent of Executive, the assignment to Executive of any duties materially inconsistent with Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2 of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

          (ii) a reduction by the Company in Executive's Base Salary and benefits as in effect on the Effective Date or as the came may be increased from time to time, unless a similar reduction is made in salary and benefits of similarly-situated officers of the Company, or the failure by the Company to increase Executive's Base Salary each year during the Employment Period by an amount which at least equals, on a percentage basis, the mean average percentage increase in base salary for all officers of the Company, unless such failure to increase is based on non-arbitrary criteria applied to Executive and other similarly-situated employees;

          (iii) any purported termination by the Company of Executive's employment otherwise than for Cause, death, Disability or Retirement; or

              (iv)  any failure by the Company to comply with and satisfy
Section 13(b) of this Agreement.

         (d) Notice of Termination.  Any termination by the Company for Cause,
             ---------------------
or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 14(f) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not less than 30 days after the giving of such notice). The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

         (e) Date of Termination.  "Date of Termination" means (i) if
             -------------------
Executive's employment is terminated by the Company for Cause, or by Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies Executive of such termination, (iii) if Executive's employment is terminated by reason of death, Disability or Retirement, the Date of Termination shall be the date of death or Retirement of Executive or the Disability Effective Date, as the case may be, and (iv) if Executive's employment is terminated by Executive other than for Good Reason, death, Disability or Retirement, the Date of Termination shall be the date of specified in the notice of termination, which shall be not less than 30 days after the giving of such notice.

    8.   Obligations of the Company upon Termination.
         -------------------------------------------

         (a) Termination by Executive for Good Reason; Termination by the
             ------------------------------------------------------------
Company Other Than for Cause, Death, Disability or Retirement.  If, during the
-------------------------------------------------------------
Employment Period, the Company shall terminate Executive's employment other than for Cause, death, Disability or Retirement, or Executive shall terminate employment for Good Reason, then in consideration of Executive's services rendered prior to such termination and as reasonable compensation for his compliance with the Restrictive Covenants in Section 12 hereof:

          (i) the Company shall pay to Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

               A. the sum of (1) Executive's Base Salary through the Date of Termination to the extent not theretofore paid, and (2) any compensation previously deferred by Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the "Accrued Obligations"); and

               B. the amount equal to Executive's Base Salary in effect as of the Date of Termination, annualized for one full year (the "Severance Payment"); and

          (ii) for one year after Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to Executive and/or Executive's family at least equal to those which would have been provided to them in accordance with the welfare plans, programs, practices and policies described in Section 5(d) of this Agreement if Executive's employment had not been terminated or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility ("Welfare Benefits"); and

          (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

     (b) Death. If Executive's employment is terminated by reason of Executive's
         -----
death during the Employment Period, this Agreement shall terminate without further obligations to Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations, the timely payment or provision of Other Benefits, and the repurchase of Common Stock as described in the following sentence. If the Common Stock is not freely tradable by Executive on the date of his death, by reason of securities restrictions or otherwise, the Company shall, at the request of Executive's surviving spouse or executor or administrator, repurchase all of such shares of Common Stock then held by Executive (or his estate) at the then-current Fair Market Value of such Common Stock (as defined in the Company's 1997 Long-Term Incentive Plan, except that if the Common Stock is not publicly traded, the Fair Market Value shall be determined by appraisal conducted by a recognized firm of independent appraisers). Accrued Obligations shall be paid to Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 8(b) shall include, without limitation, and Executive's estate and/or beneficiaries shall be entitled to receive, benefits under such plans, programs, practices and policies relating to death benefits, if any, as applicable generally to similarly situated officers of the Company and its affiliated companies and their beneficiaries, and on the same basis as such similarly situated officers and their beneficiaries.

     (c)  Disability or Retirement.  If Executive's employment is terminated by
          ------------------------
reason of Executive's Disability or Retirement during the Employment Period, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 8(c) shall include, without limitation, and Executive shall be entitled after the Date of Termination to receive, disability or retirement and other benefits under such plans, programs, practices and policies relating to disability or retirement, if any, as applicable generally to similarly situated officers of the Company and its affiliated companies and their families, and on the same basis as such similarly situated officers and their families.

     (d)  Cause or Voluntary Termination without Good Reason.  If Executive's
          --------------------------------------------------
employment shall be terminated for Cause during the Employment Period, or if Executive voluntarily terminates employment during the Employment Period without Good Reason, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits.

  9.  Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or
      -------------------------
limit Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which Executive may qualify, nor, subject to Section 14(d), shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

  10.  Full Settlement; Release; Cost of Enforcement.  The Company's obligation
       ---------------------------------------------
to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others; provided, however, that the Company's obligation to pay the Severance Payment in accordance with Section 8(a)(i)(B) hereof shall be conditioned upon Executive's execution of a Release in favor of the Company in substantially the form of Exhibit A attached hereto. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which Executive may reasonably incur as a result of any contest (to the extent that Executive is successful, in whole or in part, in such contest) by the Company, Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

    11.  Representations and Warranties.  Executive hereby represents and
         ------------------------------
warrants to the Company that Executive is not a party to, or otherwise subject to, any covenant not to compete with any person or entity, and Executive's execution of this Agreement and performance of his obligations hereunder will not violate the terms or conditions of any contract or obligation, written or oral, between Executive and any other person or entity.

    12.  Restrictions on Conduct of Executive.
         ------------------------------------

         (a) General.  Executive and the Company understand and agree that the
             -------
purpose of the provisions of this Section 12 is to protect legitimate business interests of the Company, as more fully described below, and is not intended to eliminate Executive's post-employment competition with the Company per se, nor is it intended to impair or infringe upon Executive's right to work, earn a living, or acquire and possess property from the fruits of his labor. Executive hereby acknowledges that the post-employment restrictions set forth in this
Section 12 are reasonable and that they do not, and will not, unduly impair his ability to earn a living after the termination of this Agreement. Therefore, subject to the limitations of reasonableness imposed by law upon the restrictions set forth herein, Executive shall be subject to the restrictions set forth in this Section 12.

         (b) Definitions.  The following capitalized terms used in this Section
             -----------
12 shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

          "Competitive Services" means any services provided by Company at the Determination Date, including, but not limited to, the business of cashing checks, deferring deposit of checks for specified periods of time, and extending short-term, unsecured credit.

          "Confidential Information" means any confidential or proprietary information possessed by the Company or its affiliated entities or relating to its or their business, including without limitation, any confidential "know-how", customer lists, details of client or consultant contracts, current and anticipated customer requirements, pricing policies price lists, market studies, business plans, operational methods, marketing plans or strategies, product development techniques or plans, computer software programs (including object code and source code), data and documentation, data base technologies, systems, structures and architectures, inventions and ideas, past, current and planned research and development, compilations, devices, methods, techniques, processes, financial information and data, business acquisition plans, new personnel acquisition plans and any other information that would constitute a Trade Secret (as defined herein).

          "Determination Date" means the date of termination of Executive's employment with the Company for any reason whatsoever or any earlier date (during the Employment Period) of an alleged breach of the Restrictive Covenants by Executive.

          "Person" means any individual or any corporation, partnership, joint venture, association or other entity or enterprise.

          "Principal or Representative" means a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

          "Protected Employees" means employees of the Company who were employed by the Company at any time within six (6) months prior to the Determination Date.

          "Restricted Period" means the Employment Period and a period extending two (2) years from the later of (i) the Date of Termination or (ii) the last date on which the Company makes a payment to Executive pursuant to Section 8 of this Agreement; provided, however that such period shall be extended by any length of time during which Executive is in breach of the Restricted Covenants.

              "Restrictive Covenants" means the restrictive covenants contained in Section 12(c) hereof.

          "Trade Secret" means any item of Confidential Information that constitutes a "trade secret(s)" under the common law or statutory law of the State of Tennessee.

         (c)  Restrictive Covenants.
              ---------------------

              (i) Restriction on Disclosure and Use of Confidential Information.
                  -------------------------------------------------------------
     Executive understands and agrees that the Confidential Information constitutes a valuable asset of the Company and its affiliated entities, and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that Executive shall not, directly or indirectly, at any time during the Restricted Period reveal, divulge, or disclose to any Person not expressly authorized by the Company any Confidential Information, and Executive shall not, directly or indirectly, at any time during the Restricted Period use or make use of any Confidential Information in connection with any business activity other than that of the Company; provided, however, in the event the Confidential Information constitutes a Trade Secret, the Restricted Period referred to above shall be five (5) years.

              (ii) Nonsolicitation of Protected Employees. Executive understands
                   --------------------------------------
     and agrees that the relationship between the Company and each of its Protected Employees constitutes a valuable asset of the Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that during the Restricted Period Executive shall not directly or indirectly on Executive's own behalf or as a Principal or Representative of any Person or otherwise solicit or induce any Protected Employee to terminate his or her employment relationship with the Company or to enter into any relationship of employment, agency or independent contractorship with any other Person.

              (iii) Noncompetition with the Company. During the Restricted
                    -------------------------------
     Period, Executive, unless acting in accordance with the Company's prior written consent, will not directly provide any Competitive Services to, and will not, directly or indirectly, (i) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or (ii) be connected as a Principal or Representative or otherwise with, or (iii) permit Executive's name to be used by or in connection with, any Person engaged in providing Competitive Services to any Person conducting business activities within a ten (10) mile radius of any store location from which the Company is or was engaged in the provision of the Competitive Services on the Determination Date, including any store location for which a lease had been entered into by the Company on or before the Determination Date but was not then operational; provided, however, that the provisions of this Agreement shall not be deemed to prohibit the ownership by Executive of any securities of the Company or its affiliated entities or not more than five percent (5%) of any class of securities of any corporation having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended.

         (d) Exceptions from Disclosure Restrictions.  Anything herein to the
             ---------------------------------------
contrary notwithstanding, Executive shall not be restricted from disclosing or using Confidential Information that: (a) is or becomes generally available to the public other than as a result of an unauthorized disclosure by Executive or his agent; (b) becomes available to Executive in a manner that is not in contravention of applicable law from a source (other than the Company or its affiliated entities or one of its or their officers, employees, agents or representatives) that is not bound by a confidential relationship with the Company or its affiliated entities or by a confidentiality or other similar agreement; (c) was known to Executive on a non-confidential basis and not in contravention of applicable law or a confidentiality or other similar agreement before its disclosure to Executive by the Company or its affiliated entities or one of its or their officers, employees, agents or representatives; or (d) is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, Executive shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Executive.

         (e) Enforcement of Restrictive Covenants.
             ------------------------------------

             (i) Rights and Remedies Upon Breach. In the event Executive
                 -------------------------------
     breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the following rights and remedies, which shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity:

                 A. the right and remedy to enjoin, preliminarily and permanently, Executive from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company; and

                 B. the right and remedy to require Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as the result of any transactions constituting a breach of the Restrictive Covenants.

            (ii) Severability of Covenants. Executive acknowledges and agrees
                 -------------------------
     that the Restrictive Covenants are reasonable and valid in time and scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

            (iii) Attorneys' Fees. In any action relating to the enforcement of
                  ---------------
     the Restrictive Covenants, the prevailing party in such action shall be entitled to be paid any and all costs and expenses incurred by him or it in enforcing or establishing his or its rights thereunder, including, without limitation, reasonable attorneys' fees, whether suit be brought or not, and whether or not incurred in trial, bankruptcy or appellate proceedings.

  13.  Assignment and Successors.
       -------------------------

           (a) Executive. This Agreement is personal to Executive and without
               ---------
the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

           (b) The Company. This Agreement shall inure to the benefit of and be
               -----------
binding upon the Company and its successors and assigns. The Company will require any successor to all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

  14.  Miscellaneous.
       -------------

           (a) Waiver. Failure of either party to insist, in one or more
               ------
instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

           (b) Severability. If any provision or covenant, or any part thereof,
               ------------
of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

           (c) Other Agents. Nothing in this Agreement is to be interpreted as
               ------------
limiting the Company from employing other personnel on such terms and conditions as may be satisfactory to it.

           (d) Entire Agreement. Except as provided herein, this Agreement
               ----------------
contains the entire agreement between the Company and Executive with respect to the subject matter hereof, and it supersedes and invalidates any previous agreements or contracts between them which relate to the subject matter hereof. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein shall be of any force or effect.

           (e) Governing Law. Except to the extent preempted by federal law, and
               -------------
without regard to conflict of laws principles, the laws of the State of Tennessee shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

           (f) Notices. All notices, requests, demands and other communications
               -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:

         To Company:     Check into Cash, Inc.
                         Post Office Box 1015
                         Cleveland, Tennessee 37364-1015
                         Facsimile No. (423) 476-9200
                         Attention: W. Allan Jones, Jr.,
                         Chairman and Chief Executive Officer

         To Executive:   Steve Scoggins
                         _____________________
                         _____________________

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

         (g) Amendments and Modifications.  This Agreement may be amended or
             ----------------------------
modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

                         (signatures on following page)

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Employment Agreement as of the date first above written.

                         CHECK INTO CASH, INC.


                         By:  /s/ W. Allan Jones, Jr.
                              ----------------------------
                              W. Allan Jones, Jr.
                              Chairman of the Board
                              and Chief Executive Officer


                         EXECUTIVE:


                         /s/ Steve Scoggins
                         ---------------------------------
                         Steve Scoggins